Exhibit 99.1

U.S. Food and Drug Administration (FDA) Accepts for Priority Review Bristol Myers Squibb and bluebird bio Application for Anti-BCMA CAR T Cell Therapy Idecabtagene Vicleucel (Ide-cel, bb2121)

FDA set a target action date of March 27, 2021

Ide-cel is the first CAR T cell therapy accepted for regulatory review for multiple myeloma

PRINCETON, N.J., & CAMBRIDGE, Mass.--(BUSINESS WIRE)--Bristol Myers Squibb (NYSE: BMY) and bluebird bio, Inc. (Nasdaq: BLUE) today announced that the U.S. FDA has accepted for Priority Review their Biologics License Application (BLA) for idecabtagene vicleucel (ide-cel; bb2121), the companies’ investigational B-cell maturation antigen (BCMA)-directed chimeric antigen receptor (CAR) T cell immunotherapy, for the treatment of adult patients with multiple myeloma who have received at least three prior therapies, including an immunomodulatory agent, a proteasome inhibitor and an anti-CD38 antibody. The FDA has set a Prescription Drug User Fee Act (PDUFA) goal date of March 27, 2021.
“Today’s Priority Review milestone recognizes the potential of this first anti-BCMA CAR T cell therapy to address a critical unmet need of patients with multiple myeloma,” said Stanley Frankel, M.D., senior vice president, Cellular Therapy Development, Bristol Myers Squibb. “We are pleased by the significant progress that is being made in partnership with patients and the multiple myeloma community to bring ide-cel to adults with relapsed and refractory multiple myeloma who are triple-class exposed and may benefit from an important new therapeutic option.”
The BLA is based on results from the pivotal Phase 2 KarMMa study evaluating the efficacy and safety of ide-cel in 128 adults with heavily pre-treated and highly refractory multiple myeloma exposed to an immunomodulatory agent, a proteasome inhibitor and an anti-CD38 antibody. Results from the study were shared during an oral presentation as part of the American Society of Clinical Oncology 2020 (ASCO20) Virtual Scientific Program.1
“Today’s acceptance of the BLA for ide-cel for Priority Review by the FDA marks a key moment in our journey to bring this BCMA-directed CART cell therapy to multiple myeloma patients who are in desperate need of new options,” said Joanne Smith-Farrell, Ph.D., chief operating officer oncology, bluebird bio. “Based on the body of evidence we have generated in an advanced, heavily pre-treated patient population, our confidence in the potential of ide-cel as an important treatment option remains high. Together with our partners at Bristol Myers Squibb, we are committed to continue working with the FDA to deliver this promising therapy to patients in an expeditious manner.”

Ide-cel was granted Breakthrough Therapy Designation (BTD) by the FDA, and PRIority MEdicines (PRIME) designation and validation of its Marketing Authorization Application (MAA) by the European Medicines Agency for relapsed and refractory multiple myeloma. Bristol Myers Squibb plans regulatory submissions for ide-cel in additional markets outside the U.S. and EU.
Ide-cel is not approved for any indication in any geography.

For Holders of Contingent Value Rights (CVR), Ticker BMY-RT
U.S. FDA approval of ide-cel by March 31, 2021 is one of the required remaining milestones of the Contingent Value Rights issued upon the close of the Celgene acquisition in the fourth quarter of 2019. The other is U.S. FDA approval of liso-cel by December 31, 2020. The company is committed to working with FDA to progress both applications and achieve the remaining regulatory milestones required by the CVR.

About KarMMa
KarMMa (NCT03361748) is a pivotal, open-label, single-arm, multicenter, multinational, Phase 2 study evaluating the efficacy and safety of ide-cel in adults with relapsed and refractory multiple myeloma in North America and Europe. The primary endpoint of the study is overall response rate as assessed by an independent review committee (IRC) according to the International Myeloma Working Group (IMWG) criteria. Complete response rate is a key secondary endpoint. Other secondary endpoints include time to response, duration of response, progression-free survival, overall survival, minimal residual disease evaluated by Next-Generation Sequencing (NGS) assay and safety. The study enrolled 140 patients, of whom 128 received ide-cel across the target dose levels of 150-450 x 106 CAR+ T cells after receiving lymphodepleting chemotherapy. All enrolled patients had received at least three prior treatment regimens, including an immunomodulatory agent, a proteasome inhibitor and an anti-CD38 antibody, and were refractory to their last regimen, defined as progression during or within 60 days of their last therapy.

About Multiple Myeloma
Multiple myeloma is a cancer of plasma cells in the bone marrow.2 The exact cause of multiple myeloma is not known and currently there is no cure, however, there are a number of treatment options available to help manage the disease.2 Patients who have already been treated with some available therapies but continue to have progression of their disease have “relapsed” and “refractory” multiple myeloma, meaning their cancer has returned after they have received initial treatments.3

About Ide-cel
Ide-cel is a B-cell maturation antigen (BCMA)-directed genetically modified autologous chimeric antigen receptor (CAR) T cell immunotherapy. The ide-cel CAR is comprised of a murine extracellular single-chain variable fragment (scFv) specific for recognizing BCMA, attached to a human CD8 α hinge and transmembrane domain fused to the T cell cytoplasmic signaling domains of CD137 4-1BB and CD3-ζ chain, in tandem. Ide-cel recognizes and binds to BCMA on the surface of multiple myeloma cells leading to CAR T cell proliferation, cytokine secretion, and subsequent cytolytic killing of BCMA-expressing cells.
Ide-cel is being developed as part of a Co-Development, Co-Promotion and Profit Share Agreement between Bristol Myers Squibb and bluebird bio.

Bristol Myers Squibb: Advancing Cancer Research
At Bristol Myers Squibb, patients are at the center of everything we do. The goal of our cancer research is to increase patients’ quality of life, long-term survival and make cure a possibility. We harness our deep scientific experience, cutting-edge technologies and discovery platforms to discover, develop and deliver novel treatments for patients.
Building upon our transformative work and legacy in hematology and Immuno-Oncology that has changed survival expectations for many cancers, our researchers are advancing a deep and diverse pipeline across multiple modalities. In the field of immune cell therapy, this includes registrational CAR T cell agents for numerous diseases, and a growing early-stage pipeline that expands cell and gene therapy targets, and technologies. We are developing cancer treatments directed at key biological pathways using our protein homeostasis platform, a research capability that has been the basis of our approved therapies for multiple myeloma and several promising compounds in early- to mid-stage development. Our scientists are targeting different immune system pathways to address interactions between tumors, the microenvironment and the immune system to further expand upon the progress we have made and help more patients respond to treatment. Combining these approaches is key to delivering potential new options for the treatment of cancer and addressing the growing issue of resistance to immunotherapy. We source innovation internally, and in collaboration with academia, government, advocacy groups and biotechnology companies, to help make the promise of transformational medicines a reality for patients.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.
Celgene and Juno Therapeutics are wholly owned subsidiaries of Bristol-Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.
bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.
bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.
Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.
bluebird bio is a trademark of bluebird bio, Inc.

Bristol Myers Squibb Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that ide-cel, or bb2121, may not receive regulatory approval for the indication described in this release in the currently anticipated timeline or at all and, if approved, whether such product candidate for such indication described in this release will be commercially successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of ide-cel. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the possibility that ide-cel may not receive the FDA’s approval for the indication described in this release in the currently anticipated timeline or at all, and, if approved, whether ide-cel will be commercially successful, that the positive results for ide-cel may not continue in additional clinical trials, that ide-cel may not receive marketing approval in the EU or in any jurisdictions outside of the US and the EU, and that the collaboration with Bristol Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Hyperlinks are provided as a convenience and for informational purposes only. Neither Bristol Myers Squibb nor bluebird bio bears responsibility for the security or content of external websites or websites outside of their respective control.

References
1.Munshi NC, et al. Idecabtagene vicleucel (ide-cel; bb2121), a BCMA-targeted CAR T cell therapy, in patients with relapsed and refractory multiple myeloma (RRMM): initial KarMMa results. ASCO 2020 Virtual Scientific Program. Abstract #8503.
2.International Myeloma Foundation. What is Multiple Myeloma? Available at: https://www.myeloma.org/what-is-multiple-myeloma. Accessed August 2020.
3.International Myeloma Foundation. Glossary of Myeloma Terms and Definitions. Available at: https://www.myeloma.org/resource-library/glossary-myeloma-terms-definitions. Accessed August 2020.

###

CONTACT:

Bristol Myers Squibb
Media Inquiries:

609-252-3345
media@bms.com

Rose Weldon
rose.weldon@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com

bluebird bio

Media:
Catherine Falcetti
(339) 499-9436
cfalcetti@bluebirdbio.com

Victoria von Rinteln
617-914-8774
vvonrinteln@bluebirdbio.com

Investors:
Ingrid Goldberg
857-217-0490

igoldberg@bluebirdbio.com

Elizabeth Pingpank
617-914-8736
epingpank@bluebirdbio.com